UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 630-6357
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers

On June 14, 2021, AdaptHealth Corp. (the “Company”) and Luke McGee, the Company’s former Co-Chief Executive Officer and a former member of the Company’s Board of Directors (the “Board”), agreed that Mr. McGee would resign from all positions with the Company, including as a member of the Board, effective as of June 11, 2021.

As previously disclosed, the Company had placed Mr. McGee on leave on April 13, 2021.

In connection with the resignation of Mr. McGee, the Company and Mr. McGee entered into a Memorandum of Understanding for Settlement (the “MOU”). The MOU provides that Mr. McGee will be entitled to receive: (i) his unpaid base salary from April 13, 2021 (the beginning of his unpaid leave) through June 11, 2021 and (ii) pro rata vesting through June 11, 2021 of Mr. McGee's unvested equity awards that were scheduled to vest as of December 31, 2021. In addition, Mr. McGee has agreed (x) not to sell 40% of the shares of Company Class A Common Stock held by Mr. McGee or his affiliates for nine months and (y) customary standstill restrictions for one year. The MOU includes a mutual release by Mr. McGee and the Company of claims under his Employment Agreement, dated March 20, 2019. Mr. McGee remains subject to the confidentiality and other restrictive covenant obligations set forth in his Restrictive Covenant Agreement, dated March 20, 2019.

The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the full text of the MOU filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

On June 14, 2021, the Board appointed Stephen Griggs (the Company’s Co-Chief Executive Officer) as Chief Executive Officer, effective immediately.

Item 7.01. Regulation FD Disclosure

On June 14, 2021, the Company issued a press release relating to the matters set forth in Items 5.02 and 8.01,  a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events

As previously disclosed, a Special Committee of independent directors, established by the Board to oversee a thorough investigation of any connection between Mr. McGee’s private activities and the Company, retained DLA Piper, an independent law firm, to conduct this investigation. DLA Piper reported to the Special Committee on June 11, 2021 that the investigation is substantially complete and that they could state with a high degree of confidence that the Company had no involvement in, or connection to, Mr. McGee’s alleged conduct.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

10.1       Memorandum of Understanding for Settlement

99.1       Press release, dated June 14, 2021

104       Cover Page Data File (formatted as inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 14, 2021

AdaptHealth Corp.

By:	/s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer